Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of Beam Global of our report dated March 30, 2021, on the financial statements of Beam Global for the years ended December 31, 2020 and 2019, included in Form 10-K filed on March 30, 2021.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

October 4, 2021